                                                                     Exhibit 5.4


                                         Exchange House
                                         Primrose Street
                                         London EC2A 2HS
                                         Telephone        +44 (0)20 7374 8000
                                         Facsimile        +44 (0)20 7374 0888
British Sky Broadcasting Group plc       DX 28
(the "Company")                          www.herbertsmith.com
6 Centaurs Business Park                 Your Ref
Grant Way                                Our Ref          2148/5007
ISLEWORTH                                Date             14th August 2003
Middlesex
TW7 5QD


Dear Sirs

Registration Statement on Form F-3

1. We act as English legal advisers to the Company, a company incorporated under the laws of England and Wales, and have been requested by the Company to issue this opinion in connection with certain matters relating to the registration statement on Form F-3 (the "Registration Statement") to which the Company is a registrant (Registration Statement Number 333-106837), as amended, filed with the Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933 (the "Securities Act") to register the following securities: $1,655,000,000 0.75% Senior Exchangeable BUCS issued by News Corporation Finance Trust II (the "BUCS"); the guarantee of the BUCS by The News Corporation Limited (the "BUCS Guarantee"); $1,655,000,000 0.75% Senior Exchangeable Debentures of News America Incorporated (the "Debentures"); the guarantees of the Debentures by The News Corporation Limited and certain of its subsidiaries (the "Debenture Guarantees"); 528,542,915 Preferred Limited Ordinary Shares of The News Corporation Limited (the "TNCL Preferred Ordinary Shares"); and 299,479,756 ordinary shares of the Company (the "Relevant Ordinary Shares").

2. We are solicitors qualified in England and express no opinion as to any law other than English law at the date hereof. This opinion is governed by and shall be construed in accordance with English law and no opinion is expressed or implied as to the laws or regulations of any other jurisdiction.

3. We express no opinion as to the validity or the enforceability of the BUCS, the BUCS Guarantee, the Debentures, the Debenture Guarantees or the TNCL Preferred Ordinary Shares or any arrangements relating thereto.


4. For the purposes of the opinions contained in this letter, we have examined the following:

     4.1 a copy of the certificate of incorporation of the Company dated 25 April 1988, the certificates of incorporation on change of name of the Company dated 11 August 1988, 1 April 1990, 19 December 1990 and 1 July 1994 and the certificate of

Sheet No   2
Date       14th August 2003
Letter To: British Sky Broadcasting Group plc


          incorporation on re-registration of the Company as a public company dated 4 November 1994;

     4.2 a copy of the memorandum and articles of association of the Company certified as true, complete and up-to-date as at 11 August 2003 by the company secretary of the Company;

     4.3 a copy of the resolutions of the board of directors of the Company or of a committee of the board of directors of the Company, certified as true, complete and in full force and effect as at 11 August 2003 by the company secretary of the Company, listed in Appendix A;

     4.4 a copy of the resolutions of the shareholders of the Company authorising increases in the authorised but unissued share capital of the Company and allotments of shares in the capital of the Company certified as true, complete and in full force and effect as at 11 August 2003 by the company secretary of the Company, listed in Appendix B;

     4.5 a microfiche obtained from the Companies Registry, London Search Office on 5 August 2003 in respect of the Company (the "Companies Registry Search");

     4.6 a search of the Central Index of Winding-Up Petitions conducted by telephone at 11 a.m. on 14 August 2003 in respect of the Company (the "Central Index Search"); and

     4.7 Form 20F/A in respect of the Company for the Company's financial year ended 30 June 1996.

5. The opinions set out in this letter are based upon the following assumptions:

     5.1 that all signatures, stamps or seals, if any, on all documents supplied to us as originals or copies of originals are genuine;

     5.2  that all documents submitted to us are authentic and complete;

     5.3 that all matters stated in any documents on which we have relied are and remain accurate;


     5.4 that the copy of the memorandum and articles of association of the Company referred to in paragraph 4.2 above is true, complete and up-to-date and that no amendments have been or will be made to such memorandum and articles of association;

     5.5 that the resolutions referred to in paragraph 4.3 were validly passed at duly convened and quorate meetings of the board of the Company or at duly convened and quorate meetings of appropriately authorised and empowered meetings of the appropriate committee of the board of the Company or were validly passed by written resolution of the board or committee as relevant and remain in full force and effect;

     5.6 that the resolutions referred to in paragraph 4.4 were validly passed at duly convened and quorate meetings of the shareholders of the Company and remain in full force and effect;

Sheet No   3
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc


     5.7 that the documents mentioned in paragraph 4 which are dated earlier than the date hereof were accurate when issued and remain accurate and in full force and effect;

     5.8 that the Companies Registry Search revealed all matters required by law to be notified to the Companies Registry and that the information revealed is complete and accurate and that further searches (if made) would not have revealed additional or different matters that could have affected the opinions contained in this letter;

     5.9 that the information revealed by the Central Index Search is complete and accurate and that further searches would not have revealed additional or different matters that could have affected the opinions contained in this letter;

     5.10 that the Company has not passed or will not pass a winding-up resolution and no petition has been or will be presented or order made by a court for the winding-up or administration of the Company and no receiver, administrative receiver, administrator, judicial manager or liquidator has been or will be appointed in relation to the Company or any of its respective assets or revenue; and

     5.11 that all ordinary shares in the capital of the Company, if any, issued following the date of this opinion shall only be issued by the Company as fully paid or credited as fully paid following the grant of all necessary approvals and passing of all necessary resolutions including (but without prejudice to that generality) those of the shareholders and the board of directors of the Company in each case in full compliance with all then applicable laws and regulations.

6. On 22 October 1996 we issued an opinion that the Company has an issued share capital as set out in the Form 20-F/A incorporated by reference in the prospectus issued by the Company dated 2 October 1996 and on the basis of the above paragraphs and in reliance thereon and subject to the qualifications set out below and to matters not disclosed to us, we are of the opinion, as of the date hereof that:

     6.1 the Company is a company duly incorporated in England and Wales and validly existing under English law;

     6.2 the 1,937,855,492 ordinary shares of the Company in issue as at 11 August 2003 (including, if applicable, the Relevant Ordinary Shares) were validly allotted and are fully paid, or credited as fully paid, and consequently no further sum may be called to be paid upon such shares by the Company; and

     6.3 all ordinary shares in the capital of the Company, if any, issued following the date of this opinion (including, if applicable, the Relevant Ordinary Shares) shall be validly allotted and will be fully paid or credited as fully paid and consequently no further sum may be called to be paid upon such shares by the Company.

7.   The opinions set out above are subject to the flowing qualifications:

     7.1 any Companies Registry search may not completely and accurately reflect the corporate situation of the Company due to (i) failure by officers of the Company to file documents that ought to be filed, (ii) statutory prescribed time periods within which documents

Sheet No   4
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc


          evidencing corporate actions may be filed, (iii) the possibility of additional delays (beyond the statutory time limits) between the taking of the corporate action and the necessary filing at the Companies Registry, (iv) the possibility of delays in the Companies Registry copying material onto the microfiche and (v) errors and mis-filing that may occur;

     7.2 any Central Index search may not completely and accurately reveal whether or not petitions for winding-up or administration orders have been lodged since (i) whilst in relation to winding-up petitions it should show all such petitions issued in England and Wales, it is limited to petitions for administration issued in London only, (ii) there may be delays in entering details of petitions on the index,
          (iii) County Courts may not notify the Central Index immediately (if at all) of petitions which they have issued, (iv) enquiries of the Central Index, in any event, only show petitions presented since June 1994 and (v) errors and mis-filling may occur;

     7.3 in respect of the opinion set out in paragraph 6.3, the Company is not bound to issue future ordinary shares in the capital of the Company fully paid or credited as fully paid; and

     7.4 in so far as any of the foregoing opinions may express or be deemed to express any opinion as to future events or matters, our opinion is based solely upon existing law in force as at today's date, upon existing documents of which we have knowledge and the matters disclosed by the searches referred to at paragraphs 4.5 and 4.6.

8. We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and all references to our firm in the Registration Statement. In giving the forgoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


Yours faithfully


/s/ Herbert Smith
-----------------
    Herbert Smith

                                   Appendix A

Certified Copy Written Resolution of the Committee of the Board of Directors dated 2 January 1996

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 22 April 1997

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 10 June 1997

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 8 December 1997

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 15 December 1997

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 22 December 1997

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 12 January 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 19 January 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 2 February 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 9 February 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 23 February 1998

Certified Copy Written Resolution of the Board of Directors dated 16 March 1998

Certified Copy Written Resolution of the Board of Directors dated 23 March 1998

Certified Copy Written Resolution of the Board of Directors dated 20 April 1998

Certified Copy Written Resolution of the Board of Directors dated 6 May 1998

Sheet No   6
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc


Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 26 May 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 15 June 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 29 June 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 17 August 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 1 September 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 14 September 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 28 September 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 9 November 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 23 November 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 7 December 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 16 December 1998

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 15 February 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 1 March 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 15 March 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 29 March 1999

Sheet No   7
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc


Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 10 May 1999

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 28 May 1999.

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 21 June 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 25 June 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 17 August 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 23 August 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 13 September 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 27 September 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 22 October 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 25 October 1999

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 1 November 1999

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 4 November 1999

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 8 November 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 22 November 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 30 November 1999

Sheet No   8
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc



Certified Copy Minutes of a Meeting of a Committee of the Board of Directors dated 3 December 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 3 December 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 13 December 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 20 December 1999

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 4 January 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 20 January 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 1 February 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 11 February 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 14 February 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 28 February 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 1 March 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 10 March 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 22 March 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 24 March 2000

Certified Copy Written Resolutions of a Committee of the Board of Directors dated 29 March 2000

Sheet No   9
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc



Certified Copy Written Resolution of a Committee of the Board of Directors dated 29 March 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 5 April 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 6 April 2000

Certified Copy Extract of Minutes of a Meeting of a Committee of the Board of Directors dated 14 April 2000

Certified Copy Extract of Minutes of a Meeting of the Board of Directors dated 9 May 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 10 May 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 10 May 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 24 May 2000

Certified Copy Extract of Minutes of a Meeting of the Executive Committee of the Board of Directors dated 15 June 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 12 June 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 27 June 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 29 June 2000

Certified Copy Minutes of a Meeting a Committee of the Board of Directors dated 12 July 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 28 July 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 28 July 2000

Sheet No   10
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc


Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 14 August 2000

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 17 August 2000

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 18 August 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 8 September 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 14 September 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 29 September 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 8 November 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 8 November 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 15 November 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 20 November 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 8 December 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 11 December 2000

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 3 January 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 3 January 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 7 February 2001

Sheet No   11
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc



Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 7 March 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 7 March 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 4 April 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 11 April 2001

Certified Copy Minutes of a Meeting of a Committee of the Board of Directors dated 8 May 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 9 May 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 10 May 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 21 May 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 29 May 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 6 June 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 22 June 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 27 June 2001

Certified Copy Minutes of a Meeting of a Committee of the Board of Directors dated 27 June 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 26 July 2001

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 29 August 2001

Sheet No   12
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc



Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 24 September 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 27 September 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 6 November 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 15 November 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 26 November 2001 at 11 am

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 26 November 2001 at 4 pm

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 3 December 2001

Certified Copy Written Resolutions of the Remuneration Committee of the Board of Directors dated 5 December 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 7 December 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 10 December 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 20 December 2001

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 3 January 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 4 January 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 8 February 2002

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 1 March 2002

Sheet No   13
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc



Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 6 March 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 11 March 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 20 March 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 22 March 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 28 March 2002

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 2 April 2002

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 3 April 2002

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 5 April 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 11 April 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 16 May 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 24 May 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 20 June 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 21 June 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 28 June 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 28 June 2002

Sheet No   14
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc



Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 1 August 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 6 August 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 19 September 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 30 September 2002

Certified Copy Minutes of a Meeting of a Committee of the Board of Directors dated 11 November 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 11 November 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 22 November 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 26 November 2002

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 3 December 2002

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 30 December 2002

Certified Copy Written Resolution of the Executive Committee of the Board of Directors dated 2 January 2003

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 8 January 2003

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 9 January 2003

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 17 February 2003

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 20 February 2003

Sheet No   15
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc



Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 28 March 2003

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 11 April 2003

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 13 May 2003

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 22 May 2003

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 16 June 2003

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 24 June 2003

Certified Copy Minutes of a Meeting of the Executive Committee of the Board of Directors dated 18 July 2003

Sheet No   16
Date       14th August 2003
Letter To  British Sky Broadcasting Group plc



                                   Appendix B

Certified Copy Minutes of the Seventh Annual General Meeting held on 10 November 1995

Certified Copy Minutes of the Eighth Annual General Meeting held on 1 November 1996

Certified Copy Extract of the Minutes of the Ninth Annual General Meeting held on 12 November 1997

Certified Copy Minutes of the Tenth Annual General Meeting held on
30 October 1998

Certified Copy Minutes of the Eleventh Annual General Meeting held on 15 October 1999

Certified Copy Minutes of the Twelfth Annual General Meeting held on 3 November 2000

Certified Copy Minutes of the Thirteenth Annual General Meeting held on 2 November 2001

Certified Copy Extract of the Minutes of the Fourteenth Annual General Meeting held on 8 November 2002